As filed with the Securities and Exchange Commission on February 9, 2011	Registration No. 333-131370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-3/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	88-0482413 (I.R.S. Employer Identification Number)

15225 N. 49th Street
Scottsdale, Arizona 85254
Telephone:  (602) 595-4997
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Charles C. Mottley
Chief Executive Officer
El Capitan Precious Metals, Inc.
15225 N. 49th Street
Scottsdale, Arizona 85254
Telephone: (480) 948-0724
Facsimile: (480) 414-7721
 (Name, address, including zip code, and telephone number, including zip code, of agent for service)
With copies to: William M. Mower, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.    (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)

Common stock, par value $.001 per share	366,667 shares (1)	$1.02 (2)	$374,000.34 (2)	$0 (3)
____________

(1)
Shares issued upon the exercise of a warrant to purchase 366,667 shares of common stock at an exercise price of $0.60 per share by Whitebox Intermarket Partners, L.P., n/k/a Whitebox Small Cap Long Short Equity Partners, L.P., on January 19, 2011.

(2)
Estimated in accordance with Rule 457 of the Securities Act based upon a $1.02 per share average of high and low prices of the registrant’s common stock on the Over-the-Counter Bulletin Board on February 7, 2011.

(3)	Pursuant to Rule 457(a) of the Securities Act, no additional registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Securities included in the registration statement of which this prospectus is a part may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated February 9, 2011

EL CAPITAN PRECIOUS METALS, INC.

366,667 shares of Common Stock

The selling stockholders identified in this prospectus are offering on a resale basis a total of 366,667 shares of our common stock.  We will not receive any proceeds from the sale of these shares by the selling stockholders.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ECPN.OB.” On February 7, 2011, the last sales price for our common stock as reported on the OTC Bulletin Board was $1.02 per share.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. FOR MORE INFORMATION, SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2011

i

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and our consolidated financial statements and related notes set forth at the end of this prospectus, before making an investment decision. All references in this prospectus to “El Capitan,” “ECPN,” “we,” “us,” “our” or the “Company” refer to El Capitan Precious Metals, Inc. and our consolidated subsidiary.

The Company

El Capitan Precious Metals, Inc. (“ECPN” or the “Company”) is a precious minerals company based in Scottsdale, Arizona. We are an exploration stage company that has owned interests in several properties located in the southwestern United States in the past. We are principally engaged in the exploration of precious metals and other minerals. Our primary asset is a 100% equity interest in El Capitan, Ltd., an Arizona corporation (“ECL”), which holds an interest in the El Capitan property located near Capitan, New Mexico. Additionally, our assets include an interest in a inactive underground mineral property, known as the COD property, consisting of thirteen mining claims, as well as various outbuildings and other associated personal property, located near Kingman, Arizona. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Additional exploration will be required before a final evaluation can be made as to the economic and legal feasibility of any particular property. To date, we have not had any revenue producing operations.

 We are concentrating on the exploration of the El Capitan property. After completing further testing to determine the existence and concentration of commercially extractable precious metals or other minerals at this property site, and if the results of such testing are positive, we anticipate formalizing plans for the development of the asset by either selling to or joint venturing with a producing mining company.

We were incorporated in Nevada in December 2000 under the name DML Services, Inc. (“DML”). At that time, the Company was engaged in the business of providing catering and food services, operating under the name “Go Espresso.” On March 17, 2003, we ceased operating our catering and food services business and sold substantially all of our assets to our executive officers and directors at that time, in exchange for $50,000 and the return of certain shares of our capital stock. On March 18, 2003, the Company acquired all of the issued and outstanding securities of El Capital Precious Metals, Inc., a Delaware corporation (“Old El Capitan”). The transaction was accounted for as a reverse acquisition. In the transaction, the shareholders of Old El Capitan received 39,000,000 shares of our common stock (reflecting adjustments for a four-to-one stock split effective November 25, 2002 and a 200% stock dividend effective July 30, 2004), representing approximately 85% of our common stock outstanding immediately after such transaction. After the transaction, Gold and Minerals Co., Inc., a Nevada corporation (“G&M”) then held 66.1% of our common stock outstanding.

Upon the effectiveness of the transaction, DML changed its corporate name to “El Capitan Precious Metals, Inc.” Through the transaction, we acquired a 40% ownership interest in ECL, which owns the El Capitan property. The remaining 60% ownership interest in ECL is held by G&M. G&M recently became a wholly owned subsidiary of the Company as a result of a merger between G&M and our subsidiary.  See “Recent Developments” below.

In August 2003, we acquired from G&M the COD property located near Kingman, Arizona. The assets we obtained included thirteen (13) mining claims granted by the United States Bureau of Land Management (the “BLM”), a building and personal property. In consideration for the purchase, we issued 3,600,000 shares of our common stock to G&M, holding a market value at that time of approximately $1,440,000. Because the COD property was acquired from our then controlling stockholder, who had no monetary economic basis in the property, in exchange for our common stock, the transaction was accounted for as a non-monetary exchange and the COD property was recorded at no value on our financial statements.

 In May 2004, we executed a joint venture agreement (the “Joint Venture”) with U.S. Canadian Minerals, Inc. (“U.S. Canadian”), a publicly-traded Nevada company, to explore and utilize the COD property, including the recovery of any gold and silver from the tailings of the COD Mine. The Joint Venture is to exist under the name “CanEl” until May 2020, unless terminated earlier pursuant to the terms of the Joint Venture. Under terms of the Joint Venture Agreement, we were required to transfer to U.S. Canadian an 80% interest in the COD mine in exchange for 720,000 restricted shares of U.S. Canadian common stock. Pursuant to a stock split affected by U.S. Canadian, we subsequently held 2,160,000 shares of U.S. Canadian common stock.  On the date of the original transaction, shares of unrestricted freely trading U.S. Canadian common stock traded at $2.85 per share, or, adjusted for the split, at $0.95 per share. At October 28, 2005, 2,160,000 of these shares were utilized as collateral for a $750,000 convertible promissory note issued by ECPN.  On January 20, 2006, these shares also collateralized an additional $550,000 convertible note issued by ECPN to the same note holder. During our fiscal year ended September 30, 2007, the notes were converted in full to ECPN’s common stock. As of

October 9, 2007, U.S. Canadian announced a 50-to-1 reverse stock split of its common stock which reduced the number of shares held to 43,200.  On August 29, 2005, we executed a Quit Claim Deed in favor of U.S. Canadian covering all of the mining claims identified in the Joint Venture for purposes of facilitating the management of the claims by U.S. Canadian pursuant to the Joint Venture.

U.S. Canadian faced a SEC-imposed temporary trading suspension in October of 2004, which has since expired. Their common stock was also restricted with respect to sale until May 2005. U.S. Canadian’s common stock is currently traded on the Pink Sheets under USCN.PK, and closed at $0.99 per share on September 30, 2009. Effective October 1, 2009, U.S. Canadian announced that it had changed its name to Noble Consolidated Industries Corp. and would apply for a new trading symbol.  We also have potentially continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and we ascribed a value of $2,052,000 to the common stock received at September 30, 2004, the value on the date of the transaction, and recorded a deferred gain on the sale of an asset and classified it as a long-term liability.  As at September 30, 2007, we ascribed a zero value to these shares due to market conditions with a corresponding adjustment to the carrying value of the deferred gain liability account.  There was no change to this treatment as at September 30, 2010.

Under the Joint Venture, we were to explore the COD site and contribute the equipment as required. U.S. Canadian was to contribute ninety (90) days operating capital, which provided for three workers, fuel, necessary equipment, and equipment repair and maintenance. The parties also agreed to share the costs and expenses of the property in accordance with their profit participation in the property. Net profits, if any, from the tailings and settlement pond would be split equally among us and U.S. Canadian, and U.S. Canadian would retain 100% of any other profit. In November 2005, our Board of Directors approved an amendment to the Joint Venture Agreement whereby we would contribute $50,000 for the completion of the geological field study. As consideration for this advance, we would be reimbursed for this advance and any other incurred expenses, and all net proceeds from the sale of the site, after deducting all incurred costs, would be split equally with U.S. Canadian. Due to the unknown future intentions and financial viability of U.S. Canadian, this field study was not implemented. Accordingly, no exploratory work has been performed as to determine the extent, if any, of potential minerals in the tailings. In early 2009, U.S. Canadian retained the services of geological firm to serve as a consultant to ECPN, specifically to survey the COD property site. On June 2, 2009, U.S. Canadian received a “Report on Preliminary Exploration” from the consultant. On October 21, 2009, U.S. Canadian announced that they had transferred all of their interest in the COD project to an unrelated party.  On January 11, 2010, U.S. Canadian and the unrelated party rescinded the October 21, 2009 transaction and a Quit Claim Deed on the COD property was returned to U.S. Canadian.

In July 2004, we acquired from G&M the Weaver property located near Congress, Arizona. Consideration for this purchase was 3,000,000 shares of our common stock, which had a market value of $400,000 on the closing date. Because the Weaver Mine was acquired from our controlling stockholder at the time in exchange for our common stock, and as G&M had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on our financial statements as that was the basis of G&M. The property was sold for $20,000 during our year ended September 30, 2009 to an unrelated party.

Our principal office is located at 15225 N. 49th Street, Scottsdale, Arizona 85254. Our telephone number is (602)595-4997 and our internet address is www.elcapitanpmi.com. Our securities trade at the Over-the-Counter Bulletin Board under the symbol “ECPN.OB”

Recent Developments

On June 28, 2010, the Company and G&M entered into a new Agreement and Plan of Merger (the “Merger Agreement”) with MergerCo, a Nevada corporation and wholly owned subsidiary of ECPN. Pursuant to the Merger Agreement, MergerCo merged with and into G&M, and G&M continues as the surviving corporation and a wholly owned subsidiary of the Company. As a result of the Merger Agreement, the holders of G&M capital stock received ECPN common stock in exchange for their shares of G&M capital stock.  G&M stockholders received an aggregate of 148,127,043 shares of ECPN common stock in exchange for all of the outstanding shares of G&M capital stock held immediately prior to the effectiveness of the Merger.  Each share of G&M common and preferred stock received 1.414156 shares, as rounded to the nearest six (6) decimal places, of ECPN common stock upon completion of the Merger.   G&M stockholders did not receive fractional shares of ECPN common stock, but instead will receive one whole share of ECPN common stock after the aggregation of all of such G&M stockholder’s shares were converted.  A further description of the merger transaction is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2011.

Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” of this prospectus.

The Offering

The selling stockholders identified in the section entitled “Selling Stockholders” of this prospectus are offering on a resale basis a total of 366,667 shares of our common stock.  The selling stockholders acquired the shares that are subject to this offering in connection with the exercise of a warrant to purchase 366,667 shares of our common stock on January 19, 2011 by Whitebox Intermarket Partners, L.P., n/k/a Whitebox Small Cap Long Short Equity Partners, L.P., for an aggregate exercise price of $220,000.20.  In connection with the exercise of such warrant, 113,667 shares were issued in the name of Whitebox Intermarket Partners, L.P., and the remaining 253,000 shares were issued in the name of its affiliate, Whitebox Multi-Strategy Partners, L.P. Pursuant to the terms of a Registration Rights Agreement dated October 28, 2005 between the Company and Whitebox Small Cap Long Short Equity Partners, L.P. that was executed in connection with the issuance of the warrant above, we are filing this prospectus to update our registration statement.

Common stock offered	366,667 shares
Common stock outstanding before the offering(1)	244,428,405 shares
Common stock outstanding after the offering(1)	244,428,405 shares
Common stock OTCBB trading symbol	ECPN.OB
_________________
(1)
Based on the number of shares outstanding as of February 8, 2011, including 148,127,043 shares issued to Gold and Minerals Company, Inc. pursuant to the closing of the merger between MergerCo, a wholly owned subsidiary of the Company, with and into Gold and Minerals Company, Inc., (as further described in the “Prospectus Summary” section of this prospectus), and 2,550,000 shares issuable upon the exercise of outstanding options to purchase our common stock.

RISK FACTORS

The purchase of shares of the Company’s common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.

Risks Relating to Our Common Stock

Our common stock is thinly traded, and there is no guarantee of the prices at which the shares will trade.

Trading of our common stock is conducted on the Over-the-Counter Bulletin Board, or “OTCBB,” under the symbol “ECPN.OB.”  This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of ECPN.  This may result in lower prices for your common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.  Historically, our common stock has been thinly traded, and there is no guarantee of the prices at which the shares will trade, or of the ability of stockholders to sell their shares without having an adverse effect on market prices.

Our stock price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with securities traded on the OTCBB in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	adverse changes in the worldwide prices for gold or silver;
•	disappointing results from our exploration or development efforts;
•	failure to meet our revenue or profit goals or operating budget;
•	decline in demand for our common stock;
•	downward revisions in securities analysts’ estimates or changes in general market conditions;
•	technological innovations by competitors or in competing technologies;
•	investor perception of our industry or our prospects; and
•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations commonly are unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

We have never paid dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future.

We have not paid dividends on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends depends on our ability to successfully develop the El Capitan property and generate revenue from future operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors and will be at the discretion of our Board of Directors.

Because our common stock is a “penny stock,” it may be difficult to sell shares of our common stock at times and prices that are acceptable.

ECPN common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our common stock. Because of these rules, many brokers choose not to participate in penny stock transactions and there is less trading in penny stocks. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

A significant number of shares of our common stock may become available for sale, which could depress the price of our common stock.

Future sales of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for shareholders to sell our common stock at times and prices that they believe are appropriate. As of February 8, 2011, we had issued and outstanding 244,428,405 shares of common stock, including 2,550,000 shares issuable upon the exercise of outstanding options.  Recently, MergerCo, a wholly owned subsidiary of the Company, merged with and into Gold and Minerals Company, Inc., a Nevada corporation (as further described in the “Description of Business” section of this prospectus), and upon the closing of such merger, we issued an additional 148,127,043 shares of our common stock to Gold and Minerals Company, Inc.

Risks Relating to Our Financial Condition

The volatility of precious metal prices may negatively affect our potential earnings.

We anticipate that a significant portion of our future revenues will come from the sale of our El Capitan property or the development of the El Capitan property through a joint venture with a larger mining company with more significant resources. In either event, our earnings will be directly affected by the prices of precious metals believed to be located on such property. Demand for precious metals can be influenced by economic conditions, including worldwide production, attractiveness as an investment vehicle, the relative strength of the U.S. dollar and local investment currencies, interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is not within our control and is impossible to predict with accuracy. The price of precious metals has on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in precious metal prices may adversely affect the value of any discoveries made at the sites with which ECPN is involved. If the market prices for these precious metals falls below the mining and development costs we incur to produce such precious metals, we will experience losses and may have to discontinue operations at one or more of our properties.

We have not had revenue-generating operations and may never generate revenues.

We have not yet had revenue-generating operations, and it is possible that we will not find marketable amounts of minerals on our El Capitan property or that the property will ever be sold.  Should we fail to obtain revenues, our ability to continue to explore our El Capitan property or obtain any additional properties will likely be diminished.

Risks Relating to Our Business

Until we locate recoverable precious metals on our El Capitan property, we may not have any potential of generating any revenue.

Our ability to sell, or enter into a joint venture for the development of, the El Capitan property depends on the success of our exploration program and the discovery of a cost-effective process for recovering precious metals from the ore obtainable from the El Capitan property. We have not yet established proven or probable reserves at our El Capitan property.  Even if exploration leads to a valuable deposit, it might take several years for us to enter into an agreement for sale or joint venture development of the property. During that time, depending on economic conditions, it might become financially or economically unfeasible to produce the minerals at the property.

Our inability to establish the existence of mineral resources in commercially exploitable quantities on our El Capitan property may cause our business to fail.

The El Capitan property is in the exploration stage. To date, we have not established a mineral reserve on the El Capitan property, and the probability of establishing a “reserve,” as defined by the Securities and Exchange Commission’s Industry Guide 7, is not ascertainable or it is possible that the El Capitan property does not contain a reserve and all resources we spend on exploration of this property may be lost. In the event we are unable to establish reserves or are otherwise unable to sell or joint venture the development of the El Capitan property, the business of ECPN may fail.

The feasibility of mining our El Capitan property has not been established, meaning that we have not completed engineering, permitting or other work necessary to determine if it is commercially feasible to develop this property.

We currently have not established proven or probable reserves on the El Capitan property. A “reserve,” as defined by regulation of the SEC, is that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically and legally extracted and produced. We have not received feasibility studies nor obtained necessary operating permits with regard to the El Capitan property. As a result, we have no reserves at the El Capitan property.

Although studies thus far carried out on the El Capitan property have yielded promising results with respect to potential economic viability, substantial additional feasibility work and expenditures are required to demonstrate economic viability. The mineralized materials identified to date on this property have not and may never demonstrate economic viability. The feasibility of mining has not been, and may never be, established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable reserves in sufficient quantities to justify commercial operations, we may not be able to raise sufficient capital to develop a mine. If we are unable to establish such reserves, the market value of our securities may decline.

Uncertainty of mineralization estimates may diminish our ability to properly value our property.

We rely on estimates of the content of mineral deposits on our properties, which estimates are inherently imprecise and depend to some extent on statistical inferences drawn from both limited drilling on our properties and the placement of drill holes that may not be spaced close enough to one another to enable us to establish probable or proven results. These estimates may prove unreliable. Additionally, we have relied upon small independent laboratories to assay our samples, which may produce results that are not as consistent as a larger commercial laboratory might produce.

Any loss of the industry experience of members of our Board and/or our officers may affect our ability to achieve our business objectives.

All three of our Directors have significant industry experience. In the event that we lose the services of our Directors with significant industry experience, we will be required to rely upon third party consultants with respect to industry matters, and our ability to achieve our business objectives may be negatively affected.  We have not purchased any life insurance on any of our officers or Directors.

The nature of mineral exploration is inherently risky, and we may not ever discover marketable amounts of precious minerals.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Most exploration programs fail to result in the discovery of economic mineralization. Our exploration and mining efforts are subject to the operating hazards and risks common to the industry, such as:

•	economically insufficient mineralized materials;
•	decrease in values due to lower metal prices;
•	fluctuations in production cost that may make mining uneconomical;
•	unanticipated variations in grade and other geologic problems;
•	unusual or unexpected formations;
•	difficult surface or underground conditions;
•	failure of pit walls or dams;
•	metallurgical and other processing problems;
•	environmental hazards;
•	water conditions;
•	mechanical and equipment performance problems;
•	industrial accidents;
•	personal injury, fire, flooding, cave-ins and landslides;
•	labor disputes; and
•	governmental regulations.

Any of these risks can adversely affect the feasibility of development of our El Capitan property, production quantities and rates, and costs and expenditures. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our El Capitan property are likely not to be recovered, a write-down of our investment would be necessary. All of these factors may result in unrecoverable losses or cause us to incur potential liabilities, which could have a material adverse effect on our financial position.

The effect of these factors cannot be accurately predicted, and the combination of any of these factors may prevent us from selling or otherwise developing the El Capitan property and receiving an adequate return on our invested capital.

Extensive government regulation and environmental risks may require us to discontinue exploration activities.

Our business is subject to extensive federal, state and local laws and regulations governing exploration, development, production, labor standards, occupational health, waste disposal, and use of toxic substances, environmental regulations, mine safety and other matters. Additionally, new legislation and regulations may be adopted at any time that may affect our business. Compliance with these changing laws and regulations could require increased capital and operating expenditures and could prevent or delay the sale of the El Capitan property.

Any failure to obtain government approvals and permits may require us to discontinue exploration on our El Capitan property.

We are required to seek and maintain federal and state governmental approvals and permits in order to conduct exploration and other activities on our El Capitan property. The permitting requirements for our respective claims and any future properties we may acquire will be somewhat dependent upon the state in which the property is located, but generally will require an initial filing and fee (of approximately $25) relating to giving notice of an intent to make a claim on such property, followed by a one-time initial filing of a location notice with respect to such claim (approximately $165), an annual maintenance filing for each claim (generally $140 per claim per year), annual filings for bulk fuel and water well permits (typically $5 per year each) and, to the extent we intend to take any significant action on a property (other than casual, surface-level activity), a one-time payment of a reclamation bond to the Bureau of Land Management (the “BLM”), which is to be used for the reclamation of the property upon completion of exploration or other significant activity. In order to take any such significant action on a property, we are required to provide the BLM with either a notice of operation or a plan of operation setting forth our intentions. The amount of the reclamation bond is determined by the BLM based upon the scope of the activity described in the notice or plan of operation. With respect to the current plan of operations on the El Capitan property, the reclamation bond was $15,000, but this amount will vary with each property and respective notice or plan of operation.

Obtaining the necessary permits can be a complex and time-consuming process involving multiple jurisdictions, and requiring annual filings and the payment of annual fees. Additionally, the duration and success of our efforts to obtain permits are contingent upon many variables outside of our control and may increase costs of or cause delay to our mining endeavors. There can be no assurance that all necessary approvals and permits will be obtained, and if they are obtained, that the costs involved will make it economically unfeasible to continue our exploration of the El Capitan property.

The approval process for certain exploration permits provides for notice to the public and allows for the public to comment on the application. The governmental permitting authorities are obligated to consider the comments received from the public and to assess the merits thereof as part of the approval process. The public notice period for the current El Capitan property exploration permits remains open. To date, we have received both positive and negative comments from individuals regarding our proposed exploration activities. It is possible that public comments may ultimately be deemed to have sufficient merit to delay or even deny our application.

We may not be able to obtain an adequate supply of water to complete desired development and mining of our El Capitan property.

For successful development, we will need to obtain the rights for a sufficient amount of water to service a mining and processing operation. Our title to the El Capitan property may entitle us to use water and water rights in connection with the property, including among others the right to drill, pump, divert, transport and use water from wells, containment areas and drainages. However there can be no assurance we will be able to exercise our rights under the lease agreement or obtain access to the amount of water needed to operate a mine at the property.

Mineral exploration is extremely competitive, and we may not have adequate resources to successfully compete.

There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities.  We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, that are in a better position than the Company to search for and acquire attractive mineral properties. Additionally, due to our limited financial and other resources, we do not anticipate developing or producing on our El Capitan property without a strong financial operating partner. Alternatively, we may elect to sell the El Capitan property if the exploration proves successful. Accordingly, our ability to acquire properties in the future will depend not only on our ability to explore and develop or sell the El Capitan property, but also on our ability to select and acquire suitable properties or prospects for future exploration. We may not be able to compete successfully with our competitors in acquiring such properties or prospects.

Title to any of our properties may prove defective, possibly resulting in a complete loss of our rights to such properties.

The primary portion of our holdings includes unpatented mining claims. The validity of unpatented claims is often uncertain and may be contested. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law of 1872, as amended. We are required to make certain filings with the county in which the land or mineral is situated and annually with the Bureau of Land Management and pay an annual holding fee of $140 per claim. If we fail to make the annual holding payment or make the required filings, our mining claims would become invalid. In accordance with the mining industry practice, generally a company will not obtain title opinions until it is determined to sell a property. Also no title insurance is available for mining. Accordingly, it is possible that title to some of our claims may be defective and in that event we would not have good title to the El Capitan property, and we would be forced to curtail or cease our exploratory programs on the property site.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current expectations, beliefs, plans, objectives, assumptions or future events or performance of our management. In addition, when used in this prospectus, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. These risks and uncertainties include, among others, the results of metallurgical testing performed by or on behalf of the Company, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, prefeasibility and feasibility studies and the possibility that future exploration, will not be consistent with past results and/or the Company’s expectations, discrepancies between different types of testing methods, the ability potential purchasers of our properties to mine precious and other minerals on a cost effective basis, the Company’s ability to successfully complete contracts for the sale of its properties; fluctuations in world market prices for precious metals; the Company’s ability to obtain financing for continued exploratory activities on satisfactory terms; the Company’s ability to obtain necessary financing; the Company’s ability to enter into and meet all the conditions to close contracts to sell its mining properties that it chooses to list for sale, and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the “Risk Factors” section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the disposition by the selling stockholders of any of the shares covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the disposition by the selling stockholders identified below, or their transferee(s), of a total of 366,667 shares of our common stock.  All of the shares included in this offering were issued in connection with the exercise by Whitebox Intermarket Partners, L.P., n/k/a Whitebox Small Cap Long Short Equity Partners, L.P., of its warrant to purchase 366,667 shares of our common stock described under the caption “The Offering.”

The following table sets forth the number of shares of the common stock owned by the selling stockholders as of February 7, 2011, and after giving effect to this offering assuming all of the shares covered hereby are sold by the selling stockholders.

Selling stockholders	Shares Beneficially Owned Before Offering (1)	Total Shares Offered By Selling Stockholder	Shares Beneficially Owned After Offering (1) (2)	Percentage of Beneficial Ownership After Offering (1) (2)

Whitebox Small Cap Long Short Equity Partners, L.P.(3)	0	113,667	0	0%
Whitebox Multi-Strategy Partners, L.P. (3)	0	253,000	0	0%
_______________

(1)
Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Assumes sales of all shares offered under this prospectus by the selling stockholders.

(3)
Andrew J. Redleaf is the sole owner of Whitebox Advisors, LLC, and holds voting and dispositive power for these shares. Whitebox Advisors, LLC is the managing member of Whitebox Small Cap Long Short Equity Advisors, LLC, which is the general partner of Whitebox Small Cap Long Short Equity Partners, L.P.  Whitebox Advisors, LLC is the managing member of Whitebox Multi-Strategy Partners Advisors, LLC, who is the general partner of Whitebox Multi-Strategy Partners, L.P.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered by this prospectus on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” includes donees, pledges, transferees and other successors in interest selling shares received from the selling stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by El Capitan Precious Metals, Inc. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders.

Sales of shares of common stock offered hereby may be effected by the selling stockholders from time to time in one or more types of the following transactions (which may include block transactions):

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•
short sales (notwithstanding that short sales made by the selling stockholders prior to the effectiveness of the registration statement may be a violation of Section 5 of the Securities Act if the shares are effectively sold prior to the effectiveness of the registration statement);

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling stockholders. In the event the selling stockholders engage a broker-dealer or other person to sell the shares offered hereby, the names of such agents and the compensation arrangements will be disclosed in a post-effective amendment to the registration statement to which this prospectus relates, which must be filed prior to any such sales.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by such stockholders and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of the selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date one year from the date of effectiveness of this registration statement.

Shares Eligible For Future Sale

Upon completion of this offering, there will be 244,428,405 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of our Company (as defined under the Securities Act).

Our currently outstanding shares that were issued in reliance upon the “private placement” exemptions under the Securities Act are deemed “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144.

In general, under Rule 144, any person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the SEC. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC’s website or offices indicated under the section of this prospectus entitled “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports and other information with the SEC. You can inspect and copy this information at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that, like us, file information electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the Securities and Exchange Commission (the “SEC”).  This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail.  We incorporate by reference in two ways.  First, we list certain documents that we have already filed with the SEC.  The information in these documents is considered part of this prospectus.  Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form), including filings made after the date of the initial registration statement of which this prospectus is a part and prior to the effective date of such registration statement:

▪	Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed on January 13, 2011;

▪	Current Report on Form 8-K filed on January 26, 2011;

▪	Form 12b-25 Notification of Late Filing filed on December 29, 2010;

▪	The description of our common stock set forth in the registration statement on Form SB-2/A filed with the SEC on July 19, 2001.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.   You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

El Capitan Precious Metals, Inc.
Attention: Chief Financial Officer
15225 N. 49th Street
Scottsdale, Arizona 85254
Telephone: (602) 595-4997
Facsimile: (602) 595-4427

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer of these shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

VALIDITY OF COMMON STOCK

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

The financial statements of El Capitan Precious Metals, Inc. as of September 30, 2010 and 2009, and for the years then ended and for the period from July 26, 2002 (date of inception) to September 30, 2010, incorporated by reference into the registration statement of which this prospectus is a part, have been included herein in reliance on the report, dated January 13, 2011, of MaloneBailey, LLP, independent registered public accounting firm, given on authority of such firm as experts in accounting and auditing.

PROSPECTUS

February 9, 2011

EL CAPITAN PRECIOUS METALS, INC.

366,667 shares of common stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$0
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Printing and engraving expenses	$0
Miscellaneous	$0
Total	$15,000

Item 15. Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of its officers and directors against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, except in cases of negligence or misconduct in the performance of duty.

The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

The above discussion of the Registrant’s bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such bylaws and applicable Nevada law.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

2.1
Agreement and Plan of Merger between the Company, Gold and Minerals Company, Inc. and MergerCo, dated June 28, 2010 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 7, 2010).

4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form S-4 Registration Statement #333-170281 filed November 2, 2010).
4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form S-4 Registration Statement #333-170281 filed on November 2, 2010).
4.3	Form of Warrant issued to Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated January 26, 2006).
4.4	Registration Rights Agreement between the Company and Whitebox Intermarket Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K dated November 3, 2005).
5.1	Opinion of Maslon Edelman Borman & Brand, LLP.
23.1	Consent of MaloneBailey, LLP.
23.2	Consent of Maslon Edelman Borman & Brand, LLP (included within Exhibit 5.1).
23.3	Consent of Clyde L. Smith, Ph.D.
24.1	Power of Attorney (included on signature page to this Registration Statement).

Item 17. Undertakings

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That

(A)      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports field with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)      Provided further, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      [Not Applicable]

(5)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)      If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on February 9, 2011.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Charles C. Mottley
Charles C. Mottley
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles C. Mottley and Stephen J. Antol, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles C. Mottley	Director, President and Chief Executive Officer	February 9, 2011
Charles C. Mottley	(Principal Executive Officer)

/s/ Stephen J. Antol	Chief Financial Officer	February 9, 2011
Stephen J. Antol	(Principal Financial and Accounting Officer)

/s/ James Ricketts	Director and Secretary	February 9, 2011
James Ricketts

/s/ John F. Stapleton	Chairman of the Board and Director	February 9, 2011
John F. Stapleton

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.

23.1	Consent of MaloneBailey, LLP.

23.3	Consent of Clyde L. Smith, Ph.D.

24.1	Power of Attorney (included on signature page to this Registration Statement).